As filed with the Securities and Exchange Commission on February 27, 2015

File No. 001-36663

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NexPoint Residential Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	47-1881359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(972) 628-4100

(Telephone number, including area code)

Copies to:

Brian Mitts Chief Financial Officer, Executive VP-Finance and Treasurer NexPoint Real Estate Advisors, L.P. 300 Crescent Court, Suite 700 Dallas, Texas 75201	David J. Lowery Charles T. Haag Jones Day 2727 North Harwood Street Dallas, Texas 75201

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

NexPoint Residential Trust, Inc.

Information Required in Registration Statement

Cross-Reference Sheet Between Information Statement and Items of Form 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business and Properties,” “Certain Relationships and Related Person Transactions,” “Our Relationship With NHF Following the Spin-Off,” “U.S. Federal Income Tax Considerations” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary—Summary Historical and Pro Forma Financial and Operating Data,” “Selected Historical and Pro Forma Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Properties.” Those sections are incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Stock Ownership.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Our Adviser, the Advisory Agreement and Our Property Manager” and “Management.” Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Our Adviser, the Advisory Agreement and Our Property Manager,” “Adviser and Property Manager Compensation,” and “Executive and Director Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Our Adviser, the Advisory Agreement and Our Property Manager,” “Adviser and Property Manager Compensation,” “Management,” “Executive and Director Compensation,” “Certain Relationships and Related Person Transactions,” “Our Relationship With NHF following the Spin-Off” and “Policies with Respect to Certain Activities.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business and Properties—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “The Spin-Off,” “Distributions,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

Not applicable.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “The Spin-Off” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Certain Provisions of Maryland Law and Our Charter and Bylaws—Indemnification and Limitation of Directors’ and Officers’ Liability.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Summary—Summary Historical and Pro Forma Financial and Operating Data,” “Selected Historical and Pro Forma Financial and Operating Data” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the sections of the information statement entitled “Selected Historical and Pro Forma Financial and Operating Data” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1*	Form of Separation and Distribution Agreement

3.1*	Form of Articles of Amendment and Restatement of NexPoint Residential Trust, Inc.

3.2**	Form of Amended and Restated Bylaws of NexPoint Residential Trust, Inc.

10.1**	Agreement of Limited Partnership of NexPoint Residential Trust Operating Partnership, L.P.

10.2*	Form of Advisory Agreement by and among NexPoint Residential Trust, Inc., NexPoint Residential Trust Operating Partnership, L.P. and NexPoint Real Estate Advisors, L.P.

10.3**	Form of Registration Rights Agreement by and between NexPoint Residential Trust, Inc. and NexPoint Real Estate Advisors, L.P.

10.4**	Form of Director and Officer Indemnification Agreement

21.1**	List of Subsidiaries of NexPoint Residential Trust, Inc.

99.1*	Preliminary Information Statement of NexPoint Residential Trust, Inc., subject to completion, dated February 27, 2015

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NexPoint Residential Trust, Inc.

By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive VP-Finance, Treasurer and Chairman of the Board

Date: February 27, 2015